MONEYGRAM INTERNATIONAL, INC.

2004 OMNIBUS INCENTIVE PLAN

RESTRICTED STOCK AGREEMENT FOR DIRECTORS

As Adopted February 16, 2005

Shares of Restricted Stock are hereby awarded by MoneyGram International, Inc., a Delaware corporation (Corporation), effective      ,      to       (Director) in accordance with the following terms and conditions:

1. Share Award. The Corporation hereby awards the Director      Shares (Shares) of Common Stock, par value $0.01 per share (Common Stock) of the Corporation pursuant to the MoneyGram International, Inc. 2004 Omnibus Incentive Plan (Plan), and upon the terms and conditions, and subject to the restrictions therein and hereinafter set forth.

2. Restrictions on Transfer and Restriction Period. During the period commencing on the effective date hereof (Commencement Date) and terminating 1 year thereafter (Restriction Period), the Shares may not be sold, assigned, transferred, pledged, or otherwise encumbered by the Director, except as hereinafter provided. The Restriction Period shall lapse and full ownership of Shares will vest at the end of the Restriction Period, subject to forfeiture pursuant to paragraph 3.

The Board of Directors (Board) shall have the authority, in its discretion, to accelerate the time at which any or all of the restrictions shall lapse with respect to any Shares, prior to the expiration of the Restriction Period with respect thereto, or to remove any or all of such restrictions, whenever the Board may determine that such action is appropriate by reason of change in applicable tax or other law, or other change in circumstances.

3. Forfeiture and Repayment Provisions.

(a) Termination of Board Service. Except as provided in this paragraph 3 and in paragraph 8 below or as otherwise may be determined by the Board, if the Director ceases to be an Director of the Corporation for any reason, all Shares which at the time of such termination are subject to the restrictions imposed by paragraph 2 above shall upon such termination of employment be forfeited and returned to the Corporation. Except as otherwise specifically determined by the Corporate Governance and Nominating Committee in its absolute discretion on a case by case basis, if the Director resigns or declines to stand for re-election as a director of the Corporation on or after attaining the age of      or if the Director ceases to be a Director of the Corporation or any of its Affiliates by reason of death or total or partial disability, full ownership of a portion of the Shares will occur to the extent not previously earned, upon lapse of the Restriction Period as set forth in paragraph 2 and dividends will be paid through such period, in each case on a pro-rata basis, calculated based on the percentage of time such Director served on the Board of Director of the Corporation from the Commencement Date through the date the Director ceases to be a Director of the Corporation..

(b) Non-Compete.

In order to better protect the goodwill of the Corporation and its Affiliates and to prevent the disclosure of the Corporation’s or its Affiliates’ trade secrets and confidential information and thereby help insure the long-term success of the business, Director, without prior written consent of the Corporation, will not engage in any activity or provide any services, whether as a director, manager, supervisor, Director, adviser, agent, consultant, owner of more than five (5) percent of any enterprise or otherwise, for a period of two (2) years following the date of Director’s termination of service on the Board in connection with the manufacture, development, advertising, promotion, design, or sale of any service or product which is the same as or similar to or competitive with any services or products of the Corporation or its Affiliates (including both existing services or products as well as services or products known to the Director, as a consequence of Director’s service on the Board, to be in development).

(c) All Shares subject to the restrictions imposed by paragraph 2 above shall be forfeited and returned to the Corporation, if Director engages in any conduct agreed to be avoided pursuant to the provisions of paragraph 3(b) at any time within two (2) years following the date of Director’s termination of service on the Board

(d) If, at any time within two (2) years following the date of Director’s termination of service on the Board Director engages in any conduct agreed to be avoided pursuant to the provisions of paragraph 3(b), then all consideration (without regard to tax effects) received directly or indirectly by Director from the sale or other disposition of all Shares which vest during the two (2) year period prior to Director’s termination from employment shall be paid by Director to the Corporation, or such Shares shall be returned to the Corporation. Director consents to the deduction from any amounts the Corporation owes to Director to the extent of the amounts Director owes the Corporation hereunder.

4. Certificates for the Shares. The Corporation shall issue a certificate in respect of the Shares or shall direct the Corporation’s transfer agent to record ownership in respect of the Shares in the Corporation’s stock ledger in the name of the Director, the number of Shares of which shall equal the amount of the award specified herein, and shall prohibit the transfer of such Shares by the Director until the expiration of the restrictions set forth in paragraph 2 above. In the alternative, the Corporation may, at its option, issue the shares in book entry. The certificate or record of ownership or book entry shall bear the following legend:

The transferability of the Shares of stock represented hereby are subject to the terms and conditions (including forfeiture) contained in the MoneyGram International, Inc. 2004 Omnibus Incentive Plan and an Agreement entered into between the registered owner and MoneyGram International, Inc. Copies of such Plan and Agreement are on file with the Vice President-General Counsel of MoneyGram International, Inc., 1550 Utica Avenue South, Minneapolis, MN 55416.

The Director further agrees that simultaneously with his or her acceptance of this Agreement, he or she shall execute a stock power covering such award endorsed in blank and that he or she shall promptly deliver such stock power to the Corporation.

5. Director’s Rights. Except as otherwise provided herein, the Director, as owner of the Shares, shall have all rights of a shareholder, including, but not limited to, the right to receive all dividends paid on the Shares and the right to vote the Shares.

6. Expiration of Restriction Period. Upon the lapse or expiration of the Restriction Period with respect to any Shares, the Corporation shall redeliver to the Director the certificate in respect of such Shares (reduced appropriately in number if required by Paragraph 3) and the related stock power held by the Corporation pursuant to paragraph 4 above, or shall cause the restrictive legend associated with the book entry for the shares to be expunged. The Shares as to which the Restriction Period shall have lapsed or expired and which are represented by such certificate or book entry shall be free of the restrictions referred to in paragraph 2 above and such certificate or book entry shall not bear thereafter the legend provided for in paragraph 4 above.

To the extent permissible under applicable tax, securities, and other laws, the Director may satisfy a tax withholding requirement by directing the Corporation to apply Shares to which Director is entitled as a result of termination of the Restricted Period with respect to any Shares.

7. Adjustments for Changes in Capitalization of Corporation. In the event of a change in the Common Stock through stock dividends, stock splits, recapitalization or other changes in the corporate structure of the Corporation during the Restriction Period, the number of Shares subject to restrictions as set forth herein shall be appropriately adjusted and the determination of the Board of Directors of the Corporation as to any such adjustments shall be final, conclusive and binding upon the Director. Any Shares of Common Stock or other securities received, as a result of the foregoing, by the Director with respect to Shares subject to the restrictions contained in paragraph 2 above also shall be subject to such restrictions and the certificate(s), stock ledger, or other instruments representing or evidencing such Shares or securities shall be legended and deposited with the Corporation, along with an executed stock power, in the manner provided in paragraph 4 above.

8. Effect of Change in Control. In the event of a Change in Control (as defined in the Plan), the restrictions applicable to any Shares awarded hereby shall lapse, and such Shares shall be free of all restrictions and become fully vested and transferable to the full extent of the original grant.

9. Plan and Plan Interpretations as Controlling. The Shares hereby awarded and the terms and conditions herein set forth are subject in all respects to the terms and conditions of the Plan, which are controlling. The Plan provides that the Board may from time to time make changes therein, interpret it and establish regulations for the administration thereof. The Director, by acceptance of this Agreement, agrees to be bound by said Plan and such Board actions.

Shares may not be issued hereunder, or redelivered, whenever such issuance or redelivery would be contrary to law or the regulations of any governmental authority having jurisdiction.

10. Termination of the Plan; No Right to Future Grants. By entering into this Restricted Stock Agreement, the Director acknowledges: (a) that the Plan is discretionary in nature and may be suspended or terminated by the Corporation at any time; (b) that each grant of Restricted Stock is a one-time benefit which does not create any contractual or other right to receive future grants of Restricted Stock, or benefits in lieu of Restricted Stock; (c) that all determinations with respect to any such future grants, including, but not limited to, the times when the Restricted Stock shall be granted, the number of Shares, the restriction period, and the time or times when any such grants shall vest, will be at the sole discretion of the Corporation; (d) that the Director’s participation in the Plan is voluntary; (e) that the right to any unvested portion of Restricted Stock ceases upon termination of the Director’s service on the Board for any reason except as may otherwise be explicitly provided in the Plan or this Restricted Stock Agreement; (f) that the future value of the Restricted Stock is unknown and cannot be predicted with certainty; and (g) the foregoing terms and conditions apply in full with respect to any prior grants of Restricted Stock to the Director.

11. Governing Law. This agreement is governed by and is to be construed and enforced in accordance with the laws of Delaware. Shares may not be issued hereunder, or redelivered, whenever such issuance or redelivery would be contrary to law or the regulations of any governmental authority having jurisdiction.

IN WITNESS WHEREOF, the parties have agreed that this Restricted Stock Agreement may be executed by electronic signature, and have caused this Restricted Stock Agreement to be duly executed.

Dated: _______________	MONEYGRAM INTERNATIONAL, INC.

By:

PHILIP MILNE President and Chief Executive Officer

ATTEST:

Vice President — General Counsel
or Assistant Secretary

This Restricted Stock Agreement shall be effective only upon execution by Director and delivery to and receipt by the Corporation.

ACCEPTED:

Director